Exhibit 10.1

SEPARATION AGREEMENT, GENERAL RELEASE AND CONSULTING AGREEMENT

This Separation Agreement, General Release and Consulting Agreement (“Agreement”) is entered into by and among National CineMedia, Inc. and National CineMedia, LLC (together, the “Company” or “NCM”) and Ralph E. Hardy (“Executive” or “Hardy” or “Consultant”) (collectively, the “Parties”).

WHEREAS, Hardy and the Company are parties to an Employment Agreement, dated as of February 13, 2007 and a First Amendment to the Employment Agreement, dated as of January 1, 2009 (together, the “Employment Agreement”) and it has been agreed that Hardy’s employment by the Company will terminate on March 1, 2018; and

WHEREAS, Hardy has received from the Company certain equity incentive awards previously granted to Executive with respect to the Company (together, “Equity Awards”); and

WHEREAS, Executive has agreed to provide certain consulting services after his employment with the Company terminates on March 1, 2018; and

WHEREAS, the Company and Hardy wish to set forth certain promises, agreements, and understandings in this Agreement.

NOW, THEREFORE, upon execution and non-revocation of this Agreement, in exchange for the terms, conditions, and releases set forth below, the Parties agree as follows:

1.Effective Date. This Agreement shall become effective on the eighth (8th) day after the Company receives this Agreement signed by Executive (the “Effective Date”), provided that: (a) Executive does not revoke it within the seven (7) day period after he signs it pursuant to Section 9(d) below; and (b) it is signed and delivered to the Company on or before November 27, 2017.

2.Separation Date.

(a)The Parties agree that: (a) Hardy’s last day of employment will be March 1, 2018 (subject to earlier termination by the Company if the Company has Cause to terminate Executive’s employment under the Employment Agreement) (the “Separation Date”); and (b) during the period of the Effective Date through the Separation Date (the “Transition Period”), Executive will remain an employee of the Company through the Separation Date, the Employment Agreement will remain in effect except to the extent modified pursuant to this Agreement, and Executive will, in addition to his other duties and responsibilities, assist in the transition of his duties as requested from time to time by the Company.  A material failure to perform his duties hereunder to the standard required for performance of services under the Employment Agreement shall constitute a material breach of this Agreement.

(b)Executive acknowledges and agrees that the Company may change Executive’s title, authority, duties, or responsibilities at any time during the Transition Period to

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reflect Executive’s changing position with the Company and hereby waives any right to terminate his employment following the Effective Date for Good Reason under his Employment Agreement on account of a diminution in his title, authority, duties, or responsibilities.

3.Consideration.

(a)Provided that Executive signs this Agreement, does not revoke it, and complies with all of its terms, during the Transition Period, the Company shall provide Hardy with all payments, benefits, rights and privileges to which he is entitled under the Employment Agreement, including, without limitation, the following:

(i)Executive will continue to receive Executive’s base salary in effect as of the Effective Date, payable in the normal course in accordance with the Company’s standard payroll practices, less applicable withholdings;

(ii)Executive will be eligible to continue to participate in the Company’s health insurance and other employee benefit plans, to the same extent as he was eligible on the Effective Date and in accordance with the terms of such health insurance and other employee benefit plans; and

(iii)Executive will be eligible to vest in any additional Equity Awards that vest in accordance with their current terms during the Transition Period.

(b)Effective as of the Separation Date, except as provided herein, the Employment Agreement shall terminate, and Executive will resign his employment with the Company and from all offices, positions, directorships, chairmanships, and/or fiduciary responsibilities of any nature or description with the Company, its affiliates, and each of their respective subsidiaries, and each of their respective employee benefit plans.  Hardy’s resignation will be treated as a Termination Without Cause (as defined in the Employment Agreement) and provided, he signs and does not revoke the Supplemental Release (as defined below), he shall be entitled to the payments and benefits set forth herein, subject to no offset or setoff for any reason, unless and until there is a final, unappealable order of a court of competent jurisdiction or by an appropriate arbitral body pursuant to Section 22 hereof awarding damages in favor of the Company.

(c)Subject to his continued employment with the Company through the Separation Date, Executive’s signing the Supplemental Release Agreement attached hereto as Exhibit A (the “Supplemental Release”) on or within twenty-one (21) days after the Separation Date, and Executive’s not revoking the Supplemental Release within seven (7) days after signing it, in full and final satisfaction of any amounts due or which could be due Hardy pursuant to the Employment Agreement or otherwise, the Company will make and provide the following payments and benefits (the “Severance Benefit”):

(i)The Company will pay Executive of amount of $310,270.55 over a period of 12 months, commencing the day after the Separation Date, less applicable withholding and deductions, in accordance with the Company’s normal payroll practices.

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(ii)If not already paid on or prior to the Separation Date, the Company will pay Hardy a lump sum payment equal to his performance bonus earned (based on achievement or satisfaction of the applicable performance goals) under the Company’s existing incentive plans for the 2017 calendar year, less applicable withholdings and deductions, which will be paid on the date such amount is otherwise paid to similar executives in the ordinary course, but in no event later than the March 15th of the calendar year following the calendar year that includes the Separation Date.

(iii)With respect to the Equity Awards, all rights will be determined under the terms and conditions of the National CineMedia, Inc. 2016 Equity Incentive Plan or the National CineMedia, Inc. 2007 Equity Incentive Plan, as applicable (the “Equity Plans”) and the award agreements and other documents governing the applicable Equity Awards.  For purposes of the Equity Plans and award agreements, Executive’s termination of employment as of the Separation Date will be treated as an involuntary termination of employment without cause. For the avoidance of doubt, Executive’s outstanding vested option awards (after taking into account any vesting that occurs upon his termination of employment) shall continue to be exercisable in accordance with their terms and conditions during the period that Hardy performs the services required during the Consulting Term (or until the earlier expiration of the original term) and Executive will not be entitled to continued vesting during the Consulting Term.

(iv)The Company shall pay Hardy a lump sum cash payment representing the full cost of COBRA premiums for COBRA eligible benefit plans for a twelve (12) month period based on 2018 rates.  In addition, with respect to those plans or programs, the terms of which do not permit participation by Hardy after the Separation Date and which are not COBRA eligible, the Company will pay Hardy a lump sum payment equal to the sum of (A) the pre-tax amount that the Company would have paid to the providers of such plans or programs for twelve (12) months of Hardy’s coverage thereunder, grossed up by 35% to take into the account the additional taxes that would be owed by Hardy, plus (B) the pre-tax amount that the Company would have paid to Hardy’s account as an employer matching contribution under the Company’s 401(k) plan for twelve (12) months (assuming Hardy had deferred the maximum amount he would otherwise be permitted to defer under such plan and that he was employed under the terms of the Employment Agreement for such 12-month period), grossed up by 35% to take into account the additional taxes that would be owed by Hardy.  All amounts payable to Hardy pursuant to this Section 3(c)(iv) will be paid as soon as administratively practicable after the Supplemental Release becomes effective.

(v)Hardy shall be entitled to receive other benefits as contemplated by Section 8(d)(v) of the Employment Agreement.

(vi)The Severance Benefit will be subject to all applicable tax withholdings.  The Severance Benefit will be in lieu of any severance pay Executive may be entitled to receive under any other severance plan or arrangement, individual written employment agreement (including the Employment Agreement), or other agreement relating to payment upon separation from employment.

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(d)Following the Separation Date, if Executive becomes re-employed by the Company in any category of employment prior to his actual receipt of any portion of the Severance Benefit, the Severance Benefit will be suspended.  If Executive dies after becoming eligible for the Severance Benefit but before Executive receives the full amount of his Severance Benefit, the remaining amount of such Severance Benefit will be paid in one lump sum, within sixty (60) days after his date of death, to his estate.

Hardy acknowledges and agrees that a portion of the Severance Benefits constitute payments and benefits above and beyond that Executive would otherwise be entitled to receive, now or in the future, without entering into this Agreement and constitutes valuable consideration for the promises and undertakings set forth in this Agreement.

4.Employee Covenants. Executive acknowledges, and the Parties agree, that during the Transition Period and for a period of twelve (12) months following the Separation Date, Article 9 of the Employment Agreement will remain in full force and effect in accordance with its terms. Furthermore, the Parties agree that the Confidential Information and Invention Assignment Agreement between the Parties dated November 23, 2003, shall remain in full force and effect.

5.No Further Compensation. Executive acknowledges and agrees that, except with respect to the payments to be made and other benefits to be provided by the Company as set forth in this Agreement or otherwise pursuant to the Equity Awards or the Indemnification Agreement, dated February 13, 2007 (the “Indemnification Agreement”), (a) NCM has paid all salary, wages, bonuses, accrued vacation, commissions, and any and all other benefits and compensation that Executive has earned during his employment with the Company, (b) Executive will not be eligible for, or entitled to receive, any other bonus amounts following the Separation Date, and (c) all benefits and perquisites of employment with the Company will cease as of the Separation Date and Executive will not receive any further salary, bonuses, vacation, vesting of benefits, or other forms of compensation after the Separation Date from the Company, except as required by applicable law.  Nothing herein shall affect Hardy’s right to, and the Company shall continue to provide, indemnification, advance, defense, or reimbursement pursuant to any applicable D&O or similar policies, the Company’s amended and restated bylaws, as they may be amended, or applicable law.  Hardy shall continue to be indemnified in accordance with the terms of the Indemnification Agreement.  Without limiting the generality of the foregoing, Executive shall be indemnified for any and all actions taken in the course of performance under the Consulting Term to the same degree as if his employment had continued through the Consulting Term.

6.Health Insurance. Executive’s group health insurance will cease on the last day of the month of the Separation Date.  At that time, Executive will be eligible to continue his group health insurance benefits, subject to the terms and conditions of the benefit plan, federal COBRA law, and, as applicable, state insurance laws.  Executive will receive additional information regarding his right to elect continued coverage under COBRA in a separate communication.  Executive is not entitled to any additional compensation or remuneration to cover health care costs beyond the payments provided for in Section 3(c)(iv), above.

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7.Expense Reimbursement. Within five (5) business days following the Separation Date, Executive will submit his final documented expense reimbursement statement as an employee of the Company reflecting all business expenses, if any, that Executive incurred during his employment with the Company for which Executive seeks reimbursement.  The Company will reimburse Executive for those expenses in accordance with the Company’s normal reimbursement policies.  During the Consulting Term, the Company shall reimburse Executive for all reasonable business expenses actually paid or incurred by Executive in the course of, pursuant to and in furtherance of performing this Agreement, upon proper submission of supporting documentation by Executive to Company in accordance with Company’s expense reimbursement policy, provided that such reimbursement of expenses shall be made no later than thirty (30) days following such submission of supporting documentation.

8.Release of Claims. In exchange for those payments described in Section 3 to which Executive would not otherwise be entitled, and provided the Company performs its obligations hereunder, Executive, individually and on behalf of his successors, heirs, and assigns, hereby releases, acquits, and forever discharges the Company and each of its past, present, and future officers, agents, directors, employees, investors, members, managers, administrators, attorneys, insurers, parents, subsidiaries, affiliates, predecessor, and successor corporations, and assigns (hereinafter collectively referred to as “Released Parties”), of and from any and all claims, liabilities, demands, causes of action, contracts, agreements, promises, costs, expenses, attorneys’ fees, damages, disputes, indemnities, obligations all other manner of legal actions of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, asserted or unasserted, arising out of or in any way related to his employment by the Company, the termination of that employment, or any act or omission which has occurred at any time up to and including the date of the execution of this Agreement, other than obligations under this Agreement, the Indemnification Agreement or the Equity Awards (collectively, the “Claims”) and agrees not to sue, or in any manner to institute, prosecute, or pursue, or cause to be instituted, prosecuted, or pursued, any Claim that he may possess against any of the Released Parties arising from any omissions, acts, or facts that have occurred up until and including the date of the execution of this Agreement.

The Claims released include, but are not limited to, any claims for monetary damages; any claims related to Hardy’s employment with the Company (or any of its related entities) or the termination thereof; any claims to severance or similar benefits; any claims to expenses, attorneys’ fees, or other indemnities; any claims based on actions or failure to act on or before the date of this Agreement; any claims for other personal remedies or damages sought in any legal proceeding or charge filed with any court or federal, state, or local agency either by one or by a person claiming to act on Hardy’s behalf or in Hardy’s interest, in each case other than a claim for vested benefits, unemployment compensation, or worker’s compensation.  Hardy understands that the Claims might have arisen under many different federal, state, and local statutes, regulations, case law, and/or common law doctrines.  Hardy specifically, but without limitation, agrees to release all of the Released Parties from any and all claims under the following:

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(a)Antidiscrimination laws, such as Title VII of the Civil Rights Act of 1964, as amended, and Executive Order 11246 (which prohibit discrimination and harassment based on race, color, national origin, religion, or sex and retaliation against employees for reporting perceived discrimination and harassment prohibited by the acts); Section 1981 of the Civil Rights Act of 1866 (which prohibits discrimination and harassment based on race or color and retaliation against employees for reporting perceived discrimination and harassment prohibited by the act); the Americans with Disabilities Act and Sections 503 and 504 of the Rehabilitation Act of 1973 (which prohibit discrimination and harassment based upon disability, retaliation against employees for reporting perceived discrimination and harassment prohibited by the acts, and refusal to make reasonable accommodations for known disabilities); the Age Discrimination in Employment Act (known as ADEA and which prohibits discrimination and harassment against employees who are age 40 or over based on their age and retaliation against employees for reporting perceived discrimination and harassment under the act); the Equal Pay Act (which prohibits paying men and women unequal pay for equal work and retaliation for reporting suspected violations of the act); the Colorado Anti-Discrimination Act (which prohibits discrimination and harassment on the basis of age, race, creed, color, sex, sexual orientation, gender identity, national origin, religion, ancestry, or physical or mental disability and retaliation against employees for reporting perceived discrimination and harassment prohibited by the act); or any other federal, state, or local statute, regulation, common law, or decision concerning discrimination, harassment, or retaliation on these or any other grounds or otherwise governing the employment relationship.

(b) Other employment laws, such as the federal Worker Adjustment and Retraining Notification Act of 1988 (known as WARN laws, which require that advance notice be given of certain workforce reductions); the Employee Retirement Income Security Act of 1974 (which, among other things, protects employee benefits); the Fair Labor Standards Act of 1938 (which regulates wage and hour matters); the Colorado Wage Act and any wage orders (which regulate wage, hour, break, and wage payment matters); the Family and Medical Leave Act of 1993 (which requires employers to provide leaves of absence under certain circumstances); and any other federal, state, or local statute, regulation, common law, or decision relating to employment, such as veterans’ reemployment rights laws or any other aspect of employment.

(c)All federal, state, local, or common law claims alleging that Executive did not receive payment for, or otherwise related to, salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, separation pay, or any other form of compensation.

(d)Other laws of general application, such as any federal, state, local, or common law enforcing express or implied employment or other contracts or covenants; any other federal, state, local, or common laws providing relief for alleged wrongful discharge, physical or personal injury, breach of contract, emotional distress, fraud, negligent misrepresentation, defamation, invasion of privacy, violation of public policy, and similar or related claims; common law claims under any tort, contract, or other theory now or hereafter recognized, and any other federal, state, or local statute, regulation, common law, or decision otherwise regulating employment or the termination of employment.

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Notwithstanding anything in this Agreement which might be construed to the contrary, however, Executive does not waive or release, and nothing in this Agreement waives or releases, any rights or claims relating to obligations under this Agreement, the Indemnification Agreement or the Equity Awards.  Additionally, nothing in this Agreement waives or releases any rights or claims that, by law, cannot be waived or released.  For example, nothing in this Agreement shall be construed to prohibit Executive from volunteering information or documents, filing a charge with, or otherwise participating in any investigation or proceedings conducted by the Equal Employment Opportunity Commission, the National Labor Relations Board, the Securities and Exchange Commission, or any other federal, state, or local government agency or commission (collectively “Government Agencies” and each a “Government Agency”) charged with enforcement of any law.  Further, nothing in this Agreement affects claims under statutes that prohibit an employee from waiving or releasing such claims, including but not limited to claims for unemployment benefits, workers’ compensation benefits, vested benefits under an ERISA plan, the Fair Labor Standards Act, the Sarbanes-Oxley Act, the Uniform Services Employment and Reemployment Rights Act of 1994, or other statutory claims which, in accordance with the statutes creating such claims, may not be waived or released.  Notwithstanding the foregoing, Executive agrees that by executing this Agreement he affirms that the Severance Benefits are the only legal remedy he may receive as compensatory damages or for lost back or front wages and waives any right to recover personally, monetary damages, or any other individual relief as a result of any charge, complaint, or lawsuit filed by him or by anyone, including but not limited to a Government Agency, on his behalf.  This Agreement does not limit Executive’s right to receive any award unrelated to any claim for damages for information provided to any Government Agency.  In addition, for the avoidance of doubt, nothing herein prevents Executive from pursuing a whistleblower claim under applicable law.

9.Waiver of Age Discrimination Claims. Executive expressly acknowledges and agrees that, by entering into this Agreement, Executive is waiving any and all rights or claims that he may have arising under the Age Discrimination in Employment Act, as amended (the “ADEA”), which have arisen on or before the date that Executive signs this Agreement. Executive further acknowledges and agrees that:

(a)In return for this Agreement, Executive will receive compensation beyond that which he was already entitled to receive before entering into this Agreement;

(b)Executive is hereby advised in writing to consult with an attorney before signing this Agreement;

(c)Executive has twenty-one (21) days within which to consider the Agreement (the “Consideration Period”); the Consideration Period will not re‑start or be extended if any changes (whether material or immaterial) are made to this Agreement after the date it is first provided to Executive; NCM did not offer any benefit to Executive or threaten to reduce the benefits available under this Agreement in order to induce Executive to sign this Agreement before the conclusion of the Consideration Period; and if Executive signs this Agreement before the end of the Consideration Period, Executive will waive the remainder of the Consideration Period;

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(d)Executive may revoke this Agreement for seven (7) days following the date he signs this Agreement by giving written notice to Andrew England at andy.england@ncm.com.  If Executive revokes this Agreement during that seven (7)-day period, this Agreement will not become effective and will have no force or effect.  If Executive does not first revoke this Agreement, this Agreement will become effective on the eighth (8th) day following Executive’s signature on this Agreement; and

(e)Nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law.

10.Non-Disparagement. Hardy agrees not to make any oral or written statement or take any other action that disparages or damages the reputations of NCM or its officers, directors, agents, or employees (including specifically, but without limitation, any current or former members of the Senior Leadership Team), products, or services; or impairs the normal operations of the Company; provided, however, that nothing in this Agreement shall prohibit Executive from providing truthful information or testimony in response to any court order, subpoena, or government investigation.  The Chief Executive Officer of the Company will direct the members of the Senior Leadership Team not to disparage or damage the reputation of Executive.

11.Cooperation. During the Transition Period and following the Separation Date, for the Consulting Term, Executive shall reasonably cooperate with the Company in connection with any internal or governmental investigation or administrative, regulatory, arbitral, or judicial proceeding involving the Company with respect to matters relating to his employment or engagement with the Company (collectively, “Litigation”), except for any investigation or proceeding that concerns a complaint made by or in the interest of Executive.  This cooperation includes, but is not limited to, Executive making himself reasonably available to the Company (or its attorneys or auditors) upon notice for: (i) interviews, factual investigations, and providing declarations or affidavits that provide truthful information in connection with any Litigation; (ii) appearing at the request of the Company to give testimony without requiring service of a subpoena or other legal process; and (iii) as requested by the Company, providing to the Company pertinent information or documents related to any Litigation.  The Company shall pay Hardy professional fees at a reasonable hourly rate if such services exceed 15 hours a month and reimburse Executive for reasonable expenses that he incurs in connection with such cooperation in accordance with the Company’s business expense reimbursement policies.

12.Return of Company Property. On or before the Separation Date, Executive shall return to the Company any and all Company records and any and all Company property in his possession or under his control, including without limitation manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, printouts, computer disks, computer tapes, source codes, data, tables or calculations and all copies thereof, documents that in whole or in part may contain any trade secrets, confidential information, or other proprietary or secret information of the Company, and all copies thereof, and keys, vehicles, access cards, personal computers, telephones and other electronic equipment belonging to the Company or any of its Affiliates.  At the time necessary to perform the consulting services set forth below, the Company shall provide Executive access to the Company property required to perform such services.

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13.No Pending or Future Lawsuits. Executive represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the Released Parties in any federal or state court, any arbitral forum, or any federal, state, or local administrative or governmental agency.  Executive also promises to opt out of any class or representative action and to take such other steps as he has the power to take to disassociate himself from and waive any rights or remedies that might be received from any class or representative action seeking relief against the Company and/or any other Released Party regarding any of the released Claims.  Executive hereby warrants that he has not assigned or transferred to any person or entity any portion of any Claim released in this Agreement.

14.Compliance with Section 409A. Notwithstanding any other provision of this Agreement to the contrary, the Parties agree that this Agreement is intended to comply with or be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder (collectively “Section 409A”).  To the maximum extent possible, the provisions of this Agreement shall be interpreted and construed consistent with the requirements for avoiding taxes or penalties under Section 409A.  Notwithstanding any other provision in this Agreement or in any other document, in no event will the Company or its affiliates or subsidiaries be liable for any additional tax, interest, or penalties that may be imposed on Executive under Section 409A or any damages for failing to comply with Section 409A.  The Company makes no representation that any or all of the payments and benefits described in this Agreement will be exempt from or comply with Section 409A.  Notwithstanding anything in this Agreement to the contrary, any payments or benefits due hereunder that constitute non-exempt “deferred compensation” (as defined in Section 409A) that are otherwise payable by reason of Hardy’s “separation from service” (as defined in Section 409A) will not be paid or provided to Hardy until Hardy has undergone a separation from service.  If, and only if, Hardy is a “specified employee” (as defined in Section 409A) and a payment or benefit provided for in this Agreement would be subject to additional tax under Section 409A if such payment or benefit is paid within six (6) months after Hardy’s separation from service (as defined in Section 409A), then such payment or benefit shall not be paid (or commence) during the six (6)-month period immediately following such separation from service except as provided in the immediately following sentence.  In such an event, any payment or benefits that otherwise would have been made or provided during such six (6)-month period and that would have incurred such additional tax under Section 409A shall instead be paid to Hardy in a lump-sum cash payment on the first business day following the expiration of six (6) months after the separation from service, or, if earlier, within 10 days following the date of Hardy’s death.  Hardy’s right to receive any installment payments under this Agreement shall be treated as a right to receive a series of separate payments and, accordingly, each such installment payment shall at all times be considered a separate and distinct payment as permitted under Section 409A.

15.No Liens. Each of Executive and Company represent and warrant to the other that (a) he or it has the capacity to act on his or its own behalf, and on behalf of all who might claim through him or it, to bind them to the terms and conditions of this Agreement; and (b) there are no liens or claims of any lien or assignment in law or equity or otherwise of or against any of the Claims released herein.

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16.Other Agreements. The Employment Agreement, the Indemnification Agreement and the CIIA Agreement will remain in full force and effect and will continue to bind Executive, except to the extent the terms of this Agreement directly contradict terms in the Employment Agreement or the CIIA Agreement, in which event the terms of this Agreement shall control and shall operate as an amendment to such agreements as necessary.  Otherwise, this Agreement represents the entire agreement between the Parties regarding the matters addressed herein, and it supersedes and replaces all prior agreements, representations, negotiations, or discussions between the Parties, whether written or oral.

17.No Admission of Liability. No action taken by either Party hereto, either previously or in connection with this Agreement, shall be deemed or construed to be: (a) an admission by such Party of the truth or falsity of any actual or potential Claims; or (b) an acknowledgment or admission by such Party of any fault or liability whatsoever to the other or any third party.

18.Acknowledgements and Representations. Executive acknowledges and represents that he has not been denied any leave, benefits, or rights to which he may have been entitled under the Family Medical Leave Act (“FMLA”) or any other federal, state, or local law, and that he has not suffered any injuries in the course and scope of his employment with NCM for which he might still be entitled to compensation or relief.  Executive further acknowledges and represents that, except as expressly provided in this Agreement, Executive has been paid all wages, bonuses, compensation, benefits, and other amounts that the Company or any other Released Party has ever owed to him.  Executive is not aware of any fraud or malfeasance by the Company and has not complained about or reported any fraud or malfeasance by the Company.

19.Acknowledgement of Opportunity to Negotiate.  The Parties have had the opportunity to negotiate these terms, and any uncertainty or ambiguity shall not be construed for or against any Party based on attribution of drafting to any Party.

20.Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims.  The Parties acknowledge that (a) they have read this Agreement; (b) they have had the opportunity to seek legal counsel of their own choice; (c) they understand the terms and consequences of this Agreement and of the releases it contains; and (d) they are fully aware of the legal and binding effect of this Agreement.

21.Governing Law; Severability. Except as otherwise provided in this Agreement, the laws of the State of Colorado govern this Agreement, regardless of the laws that might otherwise govern under applicable principles of conflict of law.  In the event that any portion of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void, or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such portion to other persons or circumstances will be interpreted so as to reasonably effect the intent of the Parties hereto.

22.Arbitration. Any disputes between the Parties arising out of or related to Executive’s employment with the Company and the separation of employment with the Company, including but not limited to any disputes relating to the enforcement, construction,

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interpretation, or validity of this Agreement, shall be submitted to final and binding arbitration; provided, however, that either Party may seek provisional injunctive relief to ensure that the relief sought in arbitration is not rendered ineffectual by interim harm pending the arbitration. Each Party acknowledges and agrees that it or he is waiving its or his right to a trial by jury.  All costs, fees and expenses related to any such arbitration shall be determined in accordance with Section 21 of the Employment Agreement.  IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON OR ENTITY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE, EXEMPLARY, OR EXTRA-CONTRACTUAL DAMAGES OF ANY KIND WHATSOEVER ARISING FROM OR CONNECTED WITH THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, LOST PROFITS, LOST REVENUES, OR LOSS OF BUSINESS, REGARDLESS OF LEGAL THEORY, WHETHER OR NOT FORESEEABLE, EVEN IF EITHER PARTY HERETO HAS BEEN ADVISED OR THE POSSIBILITY OR PROBABILITY OF SUCH DAMAGES AND EVEN IF THE REMEDIES OTHERWISE PROVIDED BY THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE.  THE REMEDIES PROVIDED BY THIS AGREEMENT AND THE PROVISIONS OF THIS AGREEMENT ALLOCATE THE RISKS OF THIS AGREEMENT BETWEEN THE PARTIES, SOME OF WHICH MAY BE UNKNOWN OR UNDETERMINABLE.  THESE LIMITATIONS ARE A MATERIAL INDUCEMENT FOR THE PARTIES TO THIS AGREEMENT TO ENTER INTO THIS AGREEMENT, AND THE PARTIES TO THIS AGREEMENT HAVE RELIED UPON THESE PROVISIONS IN DETERMINING WHETHER OR NOT TO ENTER INTO THIS AGREEMENT.

23.Modifications. This Agreement may not be modified, amended, altered, or supplemented except by the execution and delivery of a written agreement executed by Executive and an authorized representative of the Company or by a court of competent jurisdiction.

24.Section Headings. Section and other headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

25.Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.  Either Party may execute this Agreement by signing on the designated signature block below and by transmitting such signature page via facsimile or e-mail (via PDF format) to the other party.  Any signature made and transmitted by facsimile or e-mail (via PDF format) for the purpose of executing this Agreement shall be deemed an original signature for purposes of this Agreement and shall be binding upon the Party transmitting its or his signature by facsimile or e-mail (via PDF format).

26.Assignment. This Agreement shall be binding upon each of the Parties and upon his or its respective heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of each Party and to his or its heirs, administrators, representatives, executors, successors, and assigns.  This Agreement may be assigned by the Company in connection with any merger, reorganization, sale of assets, or securities of the Company.  Because this Agreement contains obligations that are personal to him, Executive is not entitled to assign this Agreement.

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27.Consulting Services.

(a)In consideration of the compensation to be provided to Consultant beyond that to which he was already entitled to receive before entering into this Agreement, and the benefits provided to Company beyond that to which it was entitled before entering into this Agreement, it is agreed that for a period of two years following the Separation Date (the “Consulting Term”), Consultant agrees to provide consulting services as set forth in Section 27(b) of this Agreement.

(b)During the Consulting Term, Consultant shall, primarily during normal business hours, consult and assist the Company (including, at the request of the Company, any advisors or representatives of the Company) in connection with the business of the Company and will serve under the direction of the Company’s Chief Executive Officer.  Consultant will consult with the Company in connection with historical information regarding the Company and provide certain introductions as requested by the Company, and will assist with other reasonable requests for information or other assistance that the Board of Directors of the Company or the Company may request.

28.Third Party Beneficiaries. Except as set forth in Section 26, there shall be no third party beneficiaries of this Agreement.  The Parties do not intend, nor shall cause any clause be interpreted, to create under this Agreement or the Employment Agreement any obligations or benefits to, or rights in, any third party, other than as set forth in Section 26.  Each Party shall be solely responsible, and each Party agrees to look solely to the other, for the satisfaction of such other Party’s obligations under this Agreement.

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IN WITNESS WHEREOF, the Parties have executed or caused to be executed this Separation Agreement, General Release and Consulting Agreement as of the date written below.

RALPH E. HARDY

	/s/ Ralph E. Hardy	Date: November 6, 2017
Ralph E. Hardy

NATIONAL CINEMEDIA, INC.

By:	/s/ Andrew J. England	Date: November 6, 2017
Andrew England
Chief Executive Officer

NATIONAL CINEMEDIA, LLC

By:	/s/ Andrew J. England	Date: November 6, 2017
Andrew England
Chief Executive Officer

Signature Page to the Separation Agreement and General Release

EXHIBIT A

SUPPLEMENTAL RELEASE AGREEMENT

(To Be Executed On or Within Twenty-One Days after the Separation Date)

This Supplemental Release Agreement (this “Agreement”) is entered into by and among National CineMedia, Inc., National CineMedia, LLC (together, the “Company” or “NCM”) and Ralph E. Hardy (“Executive” or “Hardy”) based on the following terms, conditions, covenants, representations, warranties, releases, and consideration.  All capitalized terms used but not defined herein shall have the meaning ascribed to them in the Separation Agreement, General Release and Consulting Agreement between the Company and Hardy, which was signed on ______________________ (the “Separation Agreement”).

1.Effective Date. This Agreement shall become effective on the eighth (8th) day after Executive delivers this Agreement to the Company signed by Executive (the “Effective Date”), provided that Executive does not revoke this Agreement during the seven (7)-day period after Executive signs it pursuant to Section 4(d) below and provided further that Executive signs this Agreement and delivers it to the Company on or within twenty-one (21) days immediately following the Separation Date.

2.Consideration. Provided that Executive timely signs this Agreement, does not revoke this Agreement, and complies with all of the terms of this Agreement and the Separation Agreement, the Company will provide Executive the Severance Benefit in Section 3(c) of the Separation Agreement.  Executive acknowledges and agrees that some of the benefits described in this Section 2 are consideration that Hardy would not otherwise be entitled to receive without entering into this Agreement and represents sufficient consideration for the releases and covenants provided by Executive in this Agreement.

3.Release of Claims. In exchange for the payment described in Section 2 above, to which Executive would not otherwise be entitled, Executive, individually and on behalf of his successors, heirs, and assigns, hereby releases, acquits, and forever discharges the Released Parties of and from any and all Claims and agrees not to sue, or in any manner to institute, prosecute, or pursue, or cause to be instituted, prosecuted, or pursued, any Claim that he may possess against any of the Released Parties arising from any omissions, acts, or facts that have occurred up until and including the date of the execution of this Agreement.

The Claims released include, but are not limited to, any claims for monetary damages; any claims related to your employment with the Company (or any of its related entities) or the termination thereof; any claims to severance or similar benefits; any claims to expenses, attorneys’ fees, or other indemnities; any claims based on actions or failure to act on or before the date of this Agreement; any claims for other personal remedies or damages sought in any legal proceeding or charge filed with any court or federal, state, or local agency either by one or by a person claiming to act on your behalf or in your interest, in each case other than a claim for vested benefits, unemployment compensation, or worker’s compensation.  You understand that the Claims might have arisen under many different federal, state, and local statutes, regulations, case law, and/or common law doctrines.  You specifically, but without limitation, agree to release all of the Released Parties from any and all claims under the following:

(a)Antidiscrimination laws, such as Title VII of the Civil Rights Act of 1964, as amended, and Executive Order 11246 (which prohibit discrimination and harassment based on race, color, national origin, religion, or sex and retaliation against employees for reporting perceived discrimination and harassment prohibited by the acts); Section 1981 of the Civil Rights Act of 1866 (which prohibits discrimination and harassment based on race or color and retaliation against employees for reporting perceived discrimination and harassment prohibited by the act); the Americans with Disabilities Act and Sections 503 and 504 of the Rehabilitation Act of 1973 (which prohibit discrimination and harassment based upon disability, retaliation against employees for reporting perceived discrimination and harassment prohibited by the acts, and refusal to make reasonable accommodations for known disabilities); the Age Discrimination in Employment Act (known as ADEA and which prohibits discrimination and harassment against employees who are age 40 or over based on their age and retaliation against employees for reporting perceived discrimination and harassment under the act); the Equal Pay Act (which prohibits paying men and women unequal pay for equal work and retaliation for reporting suspected violations of the act); the Colorado Anti-Discrimination Act (which prohibits discrimination and harassment on the basis of age, race, creed, color, sex, sexual orientation, gender identity, national origin, religion, ancestry, or physical or mental disability and retaliation against employees for reporting perceived discrimination and harassment prohibited by the act); or any other federal, state, or local statute, regulation, common law, or decision concerning discrimination, harassment, or retaliation on these or any other grounds or otherwise governing the employment relationship.

(b) Other employment laws, such as the federal Worker Adjustment and Retraining Notification Act of 1988 (known as WARN laws, which require that advance notice be given of certain workforce reductions); the Employee Retirement Income Security Act of 1974 (which, among other things, protects employee benefits); the Fair Labor Standards Act of 1938 (which regulates wage and hour matters); the Colorado Wage Act and any wage orders (which regulate wage, hour, break, and wage payment matters); the Family and Medical Leave Act of 1993 (which requires employers to provide leaves of absence under certain circumstances); and any other federal, state, or local statute, regulation, common law, or decision relating to employment, such as veterans’ reemployment rights laws or any other aspect of employment.

(c)All federal, state, local, or common law claims alleging that Executive did not receive payment for, or otherwise related to, salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, separation pay, or any other form of compensation.

(d)Other laws of general application, such as any federal, state, local, or common law enforcing express or implied employment or other contracts or covenants; any other federal, state, local, or common laws providing relief for alleged wrongful discharge, physical or personal injury, breach of contract, emotional distress, fraud, negligent misrepresentation, defamation, invasion of privacy, violation of public policy, and similar or related claims; common law claims under any tort, contract, or other theory now or hereafter recognized, and any other federal, state, or local statute, regulation, common law, or decision otherwise regulating employment or the termination of employment.

Notwithstanding anything in this Agreement which might be construed to the contrary, however, Executive does not waive or release, and nothing in this Agreement waives or releases, any rights or claims relating to obligations under this Agreement, the Indemnification Agreement or the Equity Awards.  Additionally, nothing in this Agreement waives or releases any rights or claims that, by law, cannot be waived or released.  For example, nothing in this Agreement shall be construed to prohibit Executive from volunteering information or documents, filing a charge with, or otherwise participating in any investigation or proceedings conducted by the Equal Employment Opportunity Commission, the National Labor Relations Board, the Securities and Exchange Commission, or any other federal, state, or local government agency or commission (collectively “Government Agencies” and each a “Government Agency”) charged with enforcement of any law.  Further, nothing in this Agreement affects claims under statutes that prohibit an employee from waiving or releasing such claims, including but not limited to claims for unemployment benefits, workers’ compensation benefits, vested benefits under an ERISA plan, the Fair Labor Standards Act, the Sarbanes-Oxley Act, the Uniform Services Employment and Reemployment Rights Act of 1994, or other statutory claims which, in accordance with the statutes creating such claims, may not be waived or released.  Notwithstanding the foregoing, Executive agrees that by executing this Agreement he affirms that the Severance Benefits are the only legal remedy he may receive as compensatory damages or for lost back or front wages and waives any right to recover personally, monetary damages, or any other individual relief as a result of any charge, complaint, or lawsuit filed by him or by anyone, including but not limited to a Government Agency, on his behalf.  This Agreement does not limit Executive’s right to receive any award unrelated to any claim for damages for information provided to any Government Agency.  In addition, for the avoidance of doubt, nothing herein prevents Executive from pursuing a whistleblower claim under applicable law.

4.Waiver of Age Discrimination Claims. Executive expressly acknowledges and agrees that, by entering into this Agreement, Executive is waiving any and all rights or claims that he may have arising under the Age Discrimination in Employment Act, as amended (the “ADEA”), which have arisen on or before the date that he signs this Agreement.  Executive further acknowledges and agrees that:

(a)In return for this Agreement, Executive will receive compensation beyond that which Executive was already entitled to receive before entering into this Agreement;

(b)Executive is hereby advised in writing to consult with an attorney before signing this Agreement;

(c)Executive has twenty-one (21) days following the Separation Date within which to consider the Agreement (the “Consideration Period”); the Consideration Period will not re‑start or be extended if any changes (whether material or immaterial) are made to this Agreement after the date it is first provided to Executive; NCM did not offer any benefit to Executive or threaten to reduce the benefits available under this Agreement in order to induce Executive to sign this Agreement before the conclusion of the Consideration Period; and if

Executive signs this Agreement before the end of the Consideration Period, Executive will waive the remainder of the Consideration Period;

(d)Executive may revoke this Agreement for seven (7) days following the date he signs this Agreement by giving written notice to Andrew England at andy.england@ncm.com.  If Executive revokes this Agreement during that seven (7)-day period, this Agreement will not become effective and will have no force or effect.  If Executive does not first revoke this Agreement, this Agreement will become effective on the eighth (8th) day following Executive’s signature on this Agreement; and

(e)Nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law.

5.No Pending or Future Lawsuits. Executive represent that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the Released Parties.  Executive also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any of the Released Parties.  Executive also promises to opt out of any class or representative action and to take such other steps as he has the power to take to disassociate himself from and waive any rights or remedies that might be received from any class or representative action seeking relief against the Company and/or any other Released Party regarding any of the released Claims.  Executive hereby warrants that he has not assigned or transferred to any person or entity any portion of any Claim released in this Agreement.

6.No Further Compensation. Executive acknowledges and agrees that, except with respect to the Severance Benefits and any payments to be made or benefits accruing to him pursuant to the Equity Awards or the Indemnification Agreement, (a) NCM has paid all salary, wages, bonuses, accrued vacation, commissions, and any and all other benefits and compensation that Executive has earned during his employment with the Company, (b) Executive will not be eligible for, or entitled to receive, any other bonus amounts following the Separation Date, and (c) all benefits and perquisites of employment with the Company will cease as of the Separation Date and Executive will not receive any further salary, bonuses, vacation, vesting of benefits, or other forms of compensation after the Separation Date from the Company, except as required by applicable law.

7.Acknowledgements and Representations. Executive acknowledges and represents that he has not been denied any leave, benefits, or rights to which he may have been entitled under the Family Medical Leave Act (“FMLA”) or any other federal, state, or local law, and that he has not suffered any injuries in the course and scope of his employment with NCM for which he might still be entitled to compensation or relief.  Executive further acknowledges and represents that, except as expressly provided in this Agreement, Executive has been paid all wages, bonuses, compensation, benefits, and other amounts that the Company or any other Released Party has ever owed to him.  Executive is not aware of any fraud or malfeasance by the Company and has not complained about or reported any fraud or malfeasance by the Company.

8.Successors and Assigns. This Agreement shall be binding upon each of the Parties and upon his or its respective heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of each Party and to his or its heirs, administrators, representatives, executors, successors, and assigns.  This Agreement may be assigned by the Company in connection with any merger, reorganization, sale of assets, or securities of the Company.  Because this Agreement contains obligations that are personal to him, Executive is not entitled to assign this Agreement.

9.No Admission of Liability. Executive and Company understand and acknowledge that this Agreement constitutes a compromise and settlement of any and all potential disputed claims.  No action taken by either Party hereto, either previously or in connection with this Agreement, shall be deemed or construed to be: (a) an admission by such Party of the truth or falsity of any actual or potential claims; or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to the other or to any third party.

10.Return of Company Property. Except as is otherwise permitted by the Separation Agreement, Executive has returned to NCM all Company property and Executive agrees that he will not retain any copies, duplicates, or excerpts of information obtained during, or as a result of, Executive’s employment with NCM, including but not limited to materials containing Confidential Information.

11.No Liens. Each of Executive and Company represent and warrant to the other that (a) he or it has the capacity to act on his or its own behalf, and on behalf of all who might claim through him or it, to bind them to the terms and conditions of this Agreement; and (b) there are no liens or claims of any lien or assignment in law or equity or otherwise of or against any of the Claims released herein.

12.Governing Law/Severability. The laws of the State of Colorado govern this Agreement, regardless of the laws that might otherwise govern under applicable principles of conflict of law.  In the event that any portion of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void, or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such portion to other persons or circumstances will be interpreted so as to reasonably effect the intent of the parties hereto.

13.Knowing and Voluntary Execution. Executive represents that he has read this Agreement and understands its terms.  Executive further represents that Company and the Released Parties have made no representations, promises, agreements, stipulations, or statements related to the terms of this Agreement, other than the terms contained herein.  Executive represents that he voluntarily signs this Agreement as his own free act and that he is not acting under any coercion or duress.

14.Acknowledgement of Opportunity to Negotiate. The Parties have had the opportunity to negotiate these terms, and any uncertainty or ambiguity shall not be construed for or against any Party based on attribution of drafting to any party.

15.Entire Agreement. Except for the Separation Agreement, the terms of which are specifically incorporated herein, this Agreement constitutes the entire agreement between Executive and the Company concerning Hardy’s employment with and separation from NCM and supersedes and replaces any and all other prior agreements, negotiations, and understandings, both written and oral, concerning Executive’s relationship and termination of employment with the Company, except to the extent that the obligations in the Employment Agreement, the Indemnification Agreement or the CIIA Agreement are obligations which are continuing and survive the termination of Executive’s employment with NCM under the terms of those agreements.

16.Modifications. This Agreement may not be modified, amended, altered, or supplemented except by the execution and delivery of a written agreement executed by Executive and an authorized representative of the Company or by a court of competent jurisdiction.

17.Section Headings. Section and other headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

18.Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.  Either Party may execute this Agreement by signing on the designated signature block below and by transmitting such signature page via facsimile or e-mail (via PDF format) to the other Party.  Any signature made and transmitted by facsimile or e-mail (via PDF format) for the purpose of executing this Agreement shall be deemed an original signature for purposes of this Agreement and shall be binding upon the party transmitting its or his signature by facsimile or e-mail (via PDF format).

19.Arbitration. Any disputes between the Parties arising out of or related to this Agreement, shall be submitted to final and binding arbitration; provided, however, that either Party may seek provisional injunctive relief to ensure that the relief sought in arbitration is not rendered ineffectual by interim harm pending the arbitration. Each Party acknowledges and agrees that it or he is waiving its or his right to a trial by jury.  All costs, fees and expenses related to any such arbitration shall be determined in accordance with Section 21 of the Employment Agreement.  IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON OR ENTITY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE, EXEMPLARY, OR EXTRA-CONTRACTUAL DAMAGES OF ANY KIND WHATSOEVER ARISING FROM OR CONNECTED WITH THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, LOST PROFITS, LOST REVENUES, OR LOSS OF BUSINESS, REGARDLESS OF LEGAL THEORY, WHETHER OR NOT FORESEEABLE, EVEN IF EITHER PARTY HERETO HAS BEEN ADVISED OR THE POSSIBILITY OR PROBABILITY OF SUCH DAMAGES AND EVEN IF THE REMEDIES OTHERWISE PROVIDED BY THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE.  THE REMEDIES PROVIDED BY THIS AGREEMENT AND THE PROVISIONS OF THIS AGREEMENT ALLOCATE THE RISKS OF THIS AGREEMENT BETWEEN THE PARTIES, SOME OF WHICH MAY BE UNKNOWN OR UNDETERMINABLE.  THESE LIMITATIONS ARE A MATERIAL INDUCEMENT FOR

THE PARTIES TO THIS AGREEMENT TO ENTER INTO THIS AGREEMENT, AND THE PARTIES TO THIS AGREEMENT HAVE RELIED UPON THESE PROVISIONS IN DETERMINING WHETHER OR NOT TO ENTER INTO THIS AGREEMENT.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed or caused to be executed this Supplemental Release Agreement as of the date written below.

RALPH E. HARDY

Date: _____________________, 2018
Ralph E. Hardy

NATIONAL CINEMEDIA, INC.

By:		Date: _____________________, 2018
Andrew England
Chief Executive Officer

NATIONAL CINEMEDIA, LLC

By:		Date: _____________________, 2018
Andrew England
Chief Executive Officer

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